Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Carey Watermark Investors Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

April 27, 2016

Notice of Annual Meeting of Stockholders
to be Held Tuesday, June 14, 2016

Dear CWI 1 stockholder,

              On Tuesday, June 14, 2016, Carey Watermark Investors Incorporated, a Maryland corporation ("CWI 1"), will hold its 2016 Annual Meeting of Stockholders (the "Annual Meeting") at CWI 1's executive offices, 50 Rockefeller Plaza, New York, New York, 10020. The meeting will begin at 2:00 p.m. local time.

              We are holding the Annual Meeting:

  •
  to consider and vote upon a proposal to elect six Directors to serve until the 2017 annual meeting and until their respective successors are duly elected and qualify;

  •
  to ratify the appointment of PricewaterhouseCoopers LLP as CWI 1's Independent Registered Public Accounting Firm for 2016; and

  •
  to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

              Only stockholders of record who owned stock at the close of business on April 13, 2016 are entitled to vote at the Annual Meeting or any adjournment or postponement thereof.

              CWI 1 mailed this Proxy Statement, proxy card and its Annual Report to stockholders on or about May 2, 2016.

By Order of the Board of Directors

SUSAN C. HYDE Managing Director and Secretary

              It is important that your shares be represented and voted at the Annual Meeting, whether or not you attend the Annual Meeting. You may authorize your proxy by marking your votes on the enclosed proxy card, signing and dating it, and mailing it in the business reply envelope provided. You may also authorize your proxy by telephone or on the Internet by following the instructions on the enclosed proxy card. If you attend the Annual Meeting, you may withdraw your proxy and vote in person.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 14, 2016:

This Proxy Statement and our Annual Report to stockholders are available at www.proxyvote.com.

CAREY WATERMARK INVESTORS INCORPORATED

 PROXY STATEMENT
APRIL 27, 2016

QUESTIONS & ANSWERS

              The accompanying proxy is solicited by the Board of Directors of Carey Watermark Investors Incorporated, a Maryland corporation, for use at its 2016 annual meeting of stockholders (the "Annual Meeting") to be held on June 14, 2016 at 50 Rockefeller Plaza, New York, New York, 10020 at 2:00 p.m. local time, or any postponement or adjournment thereof. As used herein, "CWI 1," the "Company," "we" and "us" refer to Carey Watermark Investors Incorporated.

Who is soliciting my proxy?

              The Board of Directors of CWI 1 is sending you this Proxy Statement and enclosed proxy card.

Who is entitled to vote at the Annual Meeting?

              Stockholders of record of CWI 1 as of the close of business on April 13, 2016 (the "record date") are entitled to vote at the Annual Meeting or at any postponement or adjournment of the Annual Meeting.

How many shares may vote?

              At the close of business on the record date, CWI 1 had 133,545,090 shares outstanding and entitled to vote. Every stockholder is entitled to one vote for each share held.

How do I vote?

              You may vote your shares either by attending the Annual Meeting or by authorizing a proxy by mail, by telephone or on the Internet. To authorize a proxy, sign and date the enclosed proxy card, and return it in the enclosed envelope, or follow the instructions on the enclosed proxy card for authorizing your proxy by telephone or Internet. If you return your proxy card by mail but fail to mark your voting preference, your shares will be voted FOR each of the nominees listed in Proposal One and FOR the ratification of the appointment of our independent registered public accounting firm in Proposal Two, and in the discretion of the proxy holders if any other matter properly comes before the meeting. We suggest that you return a proxy card even if you plan to attend the Annual Meeting.

May I revoke my proxy?

              Yes, you may revoke your proxy at any time before the meeting by notifying CWI 1's Secretary, Susan C. Hyde, in writing or submitting a new proxy card, or by voting in person at the Annual Meeting. The mailing address of CWI 1 is 50 Rockefeller Plaza, New York, New York 10020. You should mail your notice of revocation of proxy to that address.

Will my vote make a difference?

              Yes. Your vote is needed to ensure that the proposals can be acted upon. Because we are a widely held company, YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

What is a quorum?

              A quorum is the presence, either in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting. There must be a quorum for the meeting to be held. In accordance with Maryland law, abstentions, withholds, and broker non-votes are counted for the purposes of determining the presence or absence of a quorum for the transaction of business. The election inspectors will treat abstentions and non-votes as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote.

What vote is needed to approve the election of each of the nominees as Director and the ratification of the appointment of the independent registered public accounting firm?

              The affirmative vote of the holders of a majority of our shares present in person or by proxy at a meeting of stockholders duly called and at which a quorum is present is required to elect a Director. Each share may be voted for as many individuals as there are Directors to be elected. No stockholder shall have the right to cumulative votes. The ratification of PricewaterhouseCoopers LLP's appointment requires the affirmative vote of a majority of the votes actually cast by shares present in person or represented by proxy at the Annual Meeting, a quorum being present. Unless otherwise required by our Charter or by Maryland law, other proposals must receive the affirmative vote of a majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present.

How is my vote counted?

              If you properly execute a proxy card in the accompanying form, and if we receive it prior to voting at the Annual Meeting, the shares that the proxy represents will be voted in the manner specified on the proxy card. If no specification is made, the shares will be voted FOR the nominees for Director and as recommended by our Board of Directors with regard to all other matters in its discretion.

              Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the Annual Meeting, who will determine whether or not a quorum is present.

How will voting on stockholder proposals be conducted?

              We do not know of other matters that are likely to be brought before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, your signed proxy card gives authority to the persons named therein to vote your shares on those matters in accordance with their discretion.

Who will pay the cost for this proxy solicitation and how much will it cost?

              CWI 1 will pay the cost of preparing, assembling and mailing this Proxy Statement, the Notice of Meeting and the enclosed proxy card. In addition to the solicitation of proxies by mail, we may utilize some of the officers and employees of our advisor and affiliate, Carey Lodging Advisors, LLC, our subadvisor, CWA, LLC, and/or their respective affiliates (who will receive no compensation in addition to their regular salaries), to solicit proxies personally and by telephone. We intend to retain a solicitation firm, Broadridge Investor Communications Solutions Inc., to assist in the solicitation of proxies for a fee estimated to be up to $30,000, plus out-of-pocket expenses. We may request banks, brokers, and other custodians, nominees and fiduciaries to forward copies of the Proxy Statement to their principals and to request authority for the execution of proxies, and will reimburse such persons for their expenses in so doing.

 PROPOSAL ONE

ELECTION OF DIRECTORS

              At the Annual Meeting, you and the other stockholders will elect six Directors, each to hold office until the next Annual Meeting of stockholders and until his or her successor is duly elected and qualifies, except in the event of death, resignation or removal. If a nominee is unavailable for election, the Board of Directors may reduce its size or designate a substitute. If a substitute is designated, proxies voting on the original nominee will be cast for the substituted nominee. No circumstances are presently known that would render the nominees unavailable. Each of the nominees is currently a member of the Board of Directors.

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES FOR ELECTION AS DIRECTOR.

NOMINATING PROCEDURES

              CWI 1's Board of Directors has not designated a separate nominating committee. The Board of Directors does not believe that a separate nominating committee is necessary because the full Board of Directors develops and reviews background information for all candidates for the Board of Directors, including those recommended by stockholders. Pursuant to our Charter, the Independent Directors act together to evaluate and nominate other Independent Directors. If there are no Independent Directors at a particular time, then Independent Directors shall be nominated by the full Board of Directors.

              Any stockholders entitled to vote at any regular or special meeting of stockholders may recommend Director candidates for inclusion by the Board of Directors in the slate of nominees that the Board of Directors recommends to stockholders for election. The qualifications of recommended candidates will be reviewed by the Board of Directors. If the Board of Directors determines to nominate a stockholder-recommended candidate and recommends his or her election as a Director by the stockholders, his or her name will be included in the Proxy Statement and proxy card for the stockholder meeting at which his or her election is recommended.

              Assuming that appropriate biographical and background material is provided for Director candidates recommended by stockholders, the Board of Directors will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by members of the Board of Directors or by other persons. The process followed by the Board of Directors to identify and evaluate candidates includes requests to Board of Directors members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the Board of Directors. The Board of Directors is authorized to retain advisors and consultants and to compensate them for their services. The Board of Directors did not retain any such advisors or consultants during 2015.

              In considering whether to recommend any candidate for inclusion in the Board of Directors' slate of recommended Director nominees, including candidates recommended by stockholders, the Board of Directors will apply the criteria set forth in our Charter and will also consider the candidate's integrity, business acumen, age, experience, diligence, potential conflicts of interest and the ability to act in the interests of all stockholders. The Board of Directors does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. While we do not have a formal diversity policy, we believe that the backgrounds and qualifications of the Directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities.

              Stockholders may nominate individuals for election to the Board of Directors by complying with the notice procedures set forth in our Bylaws. Please see the section titled "Stockholder Communications"

in this Proxy Statement for a description of the notice procedures and the address to which such notice should be sent.

              The nominating stockholder's notice must set forth, as to each individual whom the stockholder proposes to nominate for election or re-election as a Director:

  •
  the name, age, business address and residence address of such individual;

  •
  the class, series and number of any shares of CWI 1 stock that are beneficially owned by such individual;

  •
  the date such shares were acquired and the investment intent of such acquisition; and

  •
  all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of Directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Securities and Exchange Commission ("SEC") Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder (including such individual's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected).

              Also, the stockholder giving notice must provide:

  •
  as to such stockholder and any Stockholder Associated Person*, the class, series and number of all shares of CWI 1 stock that are owned by such stockholder and by such Stockholder Associated Person, if any, and the nominee holder for, and number of, shares owned beneficially but not of record by such stockholder and by any such Stockholder Associated Person;

  •
  as to such stockholder and any Stockholder Associated Person, the name and address of such stockholder, as they appear on CWI 1's stock ledger and current name and address, if different, of such Stockholder Associated Person; and

  •
  to the extent known by such stockholder, the name and address of any other stockholder supporting the nominee for election or re-election as a Director.

              The Board of Directors may require any proposed nominee to furnish such other information as may reasonably be required by CWI 1 or the Board of Directors to determine the eligibility of such proposed nominee to serve as a Director. The Board of Directors will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis. The chairman of the meeting of stockholders held for purposes of voting on the proposed nominee's election shall, if the facts warrant, determine and declare to the stockholders at such meeting that a nomination was not made in accordance with the foregoing procedures. If the chairman should so determine, he or she shall declare that the defective nomination shall be disregarded.

*
"Stockholder Associated Person" of any stockholder means: (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder; (ii) any beneficial owner of shares of CWI 1 stock owned of record or beneficially by such stockholder; and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person.

NOMINEES FOR THE BOARD OF DIRECTORS

              Unless otherwise specified, proxies will be voted FOR the election of the named nominees.

              Detailed biographical and other information on each nominee for election to the Board of Directors is provided below. Following each nominee's biographical information, we have provided information concerning the particular attributes, experience and/or skills that have led the Board of Directors to determine that each nominee should serve as a Director.

MICHAEL G. MEDZIGIAN
Age: 56
Director Since: 2010

              Mr. Medzigian has served as Chief Executive Officer and President since March 2008 and as a Director since September 2010. He has also served as Chief Executive Officer of Carey Watermark Investors 2 Incorporated ("CWI 2") since May 2014, and as President and a Director since February 2015. Mr. Medzigian has been Chairman and Managing Partner of Watermark Capital Partners, LLC, the parent of our subadvisor, ("Watermark Capital Partners") since its formation in May 2002. Watermark Capital Partners is a private real estate investment firm focused on hotels and resorts, golf, resort residential, fractional and club programs, and new-urbanism and mixed-use projects. Through 2001, Mr. Medzigian was President and Chief Executive Officer of Lazard Freres Real Estate Investors and a Managing Director of Lazard where he was recruited to oversee the repositioning of Lazard's real estate private equity fund operations, one of the largest real estate repositionings in history. At Lazard, the real estate portfolio for which Mr. Medzigian was responsible included the ownership of three lodging operating companies, InTown Suites and Suburban Lodge in the United States and Cliveden/Destination Europe in the United Kingdom. From 1994 to 1999, Mr. Medzigian was a Founding Partner of Olympus Real Estate Corporation, the real estate fund management affiliate of Hicks, Muse, Tate and Furst Incorporated. At Olympus he acquired and oversaw an extensive portfolio of lodging assets that included, among others, such properties as the Boca Raton Resort & Club, Boca Raton, FL, the Cheeca Lodge & Spa, Islamorada, FL, the Inn at Laguna Beach, Laguna Beach, CA, La Posada de Santa Fe Resort & Spa, Santa Fe, NM, the Ritz Carlton Rancho Mirage, Rancho Mirage, CA, the Algonquin, New York, NY, Equinox Resort & Spa, Manchester, VT, and the Fairmont Copley Plaza, Boston, MA as well as lodging operating companies that included RockResorts, Park Plaza International and Chalet Susse. Earlier in his career, Mr. Medzigian was President of Cohen Realty Services, a Chicago-based real estate investment services firm, he founded and was National Director of the Hospitality Consulting Practice at Deloitte & Touche, and he held various management positions with Marriott Corporation. Mr. Medzigian has served as Chairman and a Director of Atria, Inc., Chairman and a Director of Kapson Senior Quarters Corp., President, Chief Executive Officer and a Director of Park Plaza International, President, Chief Executive Officer and a Director of RockResorts, and as a Director of American Apartment Communities, the American Hotel & Lodging Association, the American Seniors Housing Association, Arnold Palmer Golf Management, the Assisted Living Federation of America, Dermody Properties, iStar Financial (including serving in its audit and compensation committees), Kemayan Hotels and Leisure (Australian ASX) and the Rubenstein Company. He is or has been a member of the Cornell Hotel Society, the Dean's Advisory Board of the Cornell University School of Hotel Administration, the Cornell Center for Real Estate Finance Industry Fellows, the Advisory Committee of the Cornell Innovation Network, the Cornell Real Estate Council, the Cornell University Council, the Pension Real Estate Association, the Urban Land Institute (Chairman, Hotel Development Council), the Young Presidents' Organization (Executive Committee Member) and the Industry Real Estate Finance Council of the American Hotel & Lodging Association. Mr. Medzigian received a Bachelor of Science from Cornell University. Mr. Medzigian's extensive experience in a broad range of investing activities in lodging assets, his executive experience with Watermark Capital Partners and his involvement in various companies, associations and councils in the hospitality industry led us to conclude that he should serve as a member of our Board of Directors. As our Chief Executive Officer,

Mr. Medzigian makes information and insight about the Company's business directly available to the Directors in their deliberations.

MARK J. DECESARIS
Age: 57
Director Since: 2016

              Mr. DeCesaris has served as Chairman and a member of the Board of Directors of the Company and of CWI 2 since April 2016. Mr. DeCesaris has also served as Chief Executive Officer and a Director of W. P. Carey Inc. ("WPC"), the parent company of our advisor, since February 2016 and July 2012, respectively. He has also served as Chief Executive Officer and President of Corporate Property Associates 17 – Global Incorporated ("CPA®:17 – Global") and Corporate Property Associates 18 – Global Incorporated ("CPA®:18 – Global" and, together with CPA®:17 – Global, the "CPA® REITs") since February 2016 and as a Director of each since March 2016. The CPA® REITs are publicly-owned, non-listed real estate investment trusts ("REITs") sponsored by WPC. He has also served as Chief Executive Officer of Carey Credit Income Fund ("CCIF"), Carey Credit Income Fund – I ("CCIF-I") and Carey Credit Income Fund 2016 T ("CCIF 2016 T") since February 2016 and has served on the Board of Trustees of each since March 2016. Mr. DeCesaris had served as Chief Financial Officer of WPC and CPA®:17 – Global from July 2010 to March 2013, of CPA®:18 – Global from September 2012 to March 2013 and of CWI 1 from March 2008 to March 2013. Before joining WPC, from March 2003 to December 2004, Mr. DeCesaris was Executive Vice President for Southern Union Company, a natural gas energy company publicly traded on the New York Stock Exchange, where he oversaw the integration of acquisitions and developed and implemented a shared service organization to reduce annual operating costs. From August 1999 to March 2003, he was Senior Vice President for Penn Millers Insurance Company, a property and casualty insurance company, where he served as President and Chief Operating Officer of Penn Software, a subsidiary of Penn Millers Insurance. From October 1994 to August 1999, he was President and Chief Executive Officer of System One Solutions, a business consulting firm that he founded. He started his career with Coopers & Lybrand in Philadelphia, earning his Certified Public Accountant license in 1983. Mr. DeCesaris graduated from King's College with a B.S. in Accounting and a B.S. in Information Technology. He currently serves on the Boards of King's College since October 1999, the Denver Mile High Youth Corps since August 2013, Petroleum Service Co. since January 2009, and Mountain Productions, Inc. since June 2012. He is a member of the American Institute of Certified Public Accountants. As the Company's former Chief Financial Officer, Mr. DeCesaris brings to the Board a deep understanding of our business as well as his extensive knowledge of accounting matters generally and, as our Chief Executive Officer, Mr. DeCesaris makes information and insight about the Company's business directly available to the Directors in their deliberations.

CHARLES S. HENRY*
AGE: 63
Director Since: 2010

              Mr. Henry serves as an Independent Director and as a member of the Audit Committee of the Board of Directors. He has also served in the same capacities for CWI 2 since February 2015. Mr. Henry served as the President of Hotel Capital Advisers, Inc. ("HCA") since he founded HCA in 1994. Until June 2015, HCA managed a portfolio of hotel real estate and operating company investments with an equity value in excess of $2 billion. HCA's portfolio of assets included the Plaza in New York, the Savoy Hotel in London, and the Four Seasons George V in Paris, as well as hotel company investments that included stakes in Four Seasons Hotels, Fairmont Raffles Hotels International, and Moevenpick Hotels. Mr. Henry also served as a director of Four Seasons Hotels Inc. until the company was taken private in May 2007. Prior to founding HCA, Mr. Henry spent nine years in investment banking at CS First Boston and Salomon Brothers, where he was responsible for capital raising, property sales, and merger and financial advisory assignments in the hotel industry, including the sales of Regent International, Ramada, Holiday

Inns, and Motel 6. Earlier in his career, Mr. Henry spent two years on the financial management faculty of the Cornell School of Hotel Administration. Additionally, he worked at Prudential Insurance in hotel asset management and at Hilton International in operations analysis. Mr. Henry received a B.S. in Hotel Administration and an M.B.A. in finance from Cornell University. Mr. Henry's executive experience with HCA, as well as his extensive experience in the investing and management of hotel assets, led us to conclude that he should serve as a member of our Board of Directors.

MICHAEL D. JOHNSON*
Age: 60
Director Since: 2010

              Mr. Johnson serves as an Independent Director and as a member of the Audit Committee of the Board of Directors. He has also served in the same capacities for CWI 2 since February 2015. Mr. Johnson has been the Dean of Cornell University's School of Hotel Administration since July 2006 and holds the Bradley H. Stone deanship and E.M. Statler Professorship of Hotel Administration. Prior to joining Cornell University in 2006, Dean Johnson was the D. Maynard Phelps Collegiate Professor of Business Administration from 1998 and a Professor of Marketing from 1995 at the University of Michigan's Ross School of Business. Dean Johnson's responsibilities include oversight of the Baker Program in Real Estate at Cornell. He serves as a member of the Board of Governors of Entrepreneurship at Cornell and a member of the Board of eCornell, Cornell University's online learning company. At Michigan, he served as the Director of the Center for Customer-Focused Management in Executive Education at the University of Michigan's Ross School of Business from 2004 to May 2006. Dean Johnson also served as a member of the Executive Committee of the University of Michigan's Ross School of Business from 1996 to 1998. Dean Johnson has consulted for a diverse range of companies and public agencies, including Promus Hotels, Northwest Airlines, the National Association of Convenience Stores, Dell Corporation, Dow Chemical, Schering Pharmaceutical and Volvo focusing on, among other things, marketing strategy, service management, customer portfolio management and customer satisfaction measurement and relationship management. Dean Johnson is a founding member of the University of Michigan's National Quality Research Center where he was instrumental in the development of the American Customer Satisfaction Index. He has authored over a hundred academic articles and industry reports over his career and his five books have been published in six different languages. His most recent books include Competing in a Service Economy: How to Create a Competitive Advantage through Service Development and Innovation (Jossey-Bass, 2003) and the award winning Improving Customer Satisfaction, Loyalty and Profit: An Integrated Measurement and Management System (Jossey-Bass, 2000). Dean Johnson has served as associate editor of the Journal of Consumer Research and served on the editorial boards of the Journal of Marketing, the International Journal of Research in Marketing, the Journal of Service Research, and the International Journal of Service Industry Management. Dean Johnson holds a Ph.D. and M.B.A. from the University of Chicago and a Bachelor of Science degree with honors from the University of Wisconsin. Dean Johnson's distinguished academic career, his expertise in marketing and customer relationship management, his leadership of the leading institution for hospitality industry education and research and his consulting experience in the hospitality industry led us to conclude that he should serve as a member of our Board of Directors.

ROBERT E. PARSONS, JR.*
Age: 60
Director Since: 2010

              Mr. Parsons serves as an Independent Director and as Chairman of the Audit Committee of the Board of Directors. He has also served in the same capacities for CWI 2 since February 2015. Mr. Parsons also serves as Lead Director of each of CWI 1 and CWI 2 since April 2016. He has been the Executive Vice President and Chief Financial Officer of Exclusive Resorts, LLC, the preeminent destination club, since 2004, shortly after its founding. Mr. Parsons had also served as a director, member of the audit committee and chairman of the compensation committee of Excel Trust, Inc. from April 2010 to August 2015. Since 2002, Mr. Parsons has been a Managing Director of Wasatch Investments, a privately held consulting and investment firm. He was the chief financial officer of Host Marriott Corporation from 1995 to 2002. He began his career with Marriott Corporation in 1981 and continued to work in various strategic planning and treasury capacities at the company until it split into Marriott International and Host Marriott Corporation in 1993. After the split, Mr. Parsons served as treasurer of Host Marriott Corporation, a company with over $9 billion in total lodging assets, before being promoted to chief financial officer. Mr. Parsons served as an independent director of CNL Hotels & Resorts, Inc. from 2003 to April 2007, where he was the lead independent director and chaired the audit committee. He also served as chairman of the Hotel Development Council of the Urban Land Institute and as a member and Chairman of the National Advisory Counsel of the Graduate School of Management at Brigham Young University. Mr. Parsons received his MBA from Brigham Young University and earned his bachelor's degree from the same alma mater in Accounting. Mr. Parsons' extensive senior executive and director experience at several preeminent hospitality companies led us to conclude that he should serve as a member of our Board of Directors.

WILLIAM H. REYNOLDS, JR.*
Age: 67
Director Since: 2010

              Mr. Reynolds serves as an Independent Director and as a member of the Audit Committee of the Board of Directors. He has also served in the same capacities for CWI 2 since February 2015. Mr. Reynolds has served as the Senior Managing Director of MCS Capital, LLC, an affiliate of the Marcus Corporation, since 2011. He has been elected Secretary of the College Emeritus by the Board of Trustees of Trinity College, having previously served as the Secretary of the College and the special assistant to its president from November 2008 through May 2012, where he was responsible for Board of Trustees liaison and support and campus and facilities planning. Mr. Reynolds served as Director/Senior Advisor to Thayer Lodging Group of Annapolis, Maryland ("Thayer") from November 2008 to August 2010, prior to which he served as Thayer's Chief Investment Officer and Managing Director from November 2006. Thayer is a private equity fund that invests in hospitality real estate, such as hotels and resorts. At Thayer, Mr. Reynolds directed the selection, underwriting, acquisition and disposition of hotel properties. After graduating from Trinity College in 1971 with a B.A. in English, Mr. Reynolds began his career by earning an M.P.A. from the University of New Haven and working in the town planning and zoning offices in Cheshire, Woodbury, and Southbury. In 1977, Mr. Reynolds worked for Portfolio Management, Inc., a commercial real estate developer in Texas and Connecticut, and spent several years acquiring, building, and renovating apartments and condominiums. In 1981, he partnered with an architectural firm and founded City Associates, which developed office properties in Houston. In 1985, Mr. Reynolds joined Metro Hotels, a privately held hotel development and management company in Dallas, where he oversaw development and construction, asset management, and project financing for 12 years. Mr. Reynolds then joined CapStar Hotel Company ("CapStar") as Senior Vice President Development in 1996 and managed the company's acquisition of Metro Hotels in 1998. He held the same position at successors of CapStar, MeriStar Hotels & Resorts and Interstate Hotels. He then became Chief Investment Officer and Executive Vice President of a public REIT, MeriStar Hospitality Corp., in April 2004 and served until October 2005 when he entered into an agreement with USAA Real Estate Co. ("USAA") to be Managing Director of a hotel fund USAA planned to form. Subsequently USAA elected not to form the fund and executed a sale of existing investments, at which point Mr. Reynolds joined Thayer Lodging Group. Mr. Reynolds is a member of the ULI Hotel Development Council and the steering committee for America's Lodging Investment Summit ("ALIS"), and formerly was on the advisory committee of Meet the Money, the advisory committee for the Hunter Hotel Investment Conference, and was a Trustee of the American Resort Development Association. He is a frequent panelist and moderator at hospitality industry

*
Independent Director

investment conferences. Mr. Reynolds served as a member of the Trinity College Board of Trustees from 1998 to 2007, and as a member of Trinity's Cornerstone Capital Campaign Executive Committee from its inception in 2006 until the campaign concluded in 2012. In 1996, he was awarded an Alumni Medal for Excellence by Trinity in recognition of his significant contributions to his profession, his community and to the college. Mr. Reynolds' 35 years of experience in real estate development, investments, and strategic planning, involving many facets of hotel development and investment, led us to conclude that he should serve as a member of our Board of Directors.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

HISHAM A. KADER
Age: 47

              Mr. Kader has served as Chief Financial Officer of the Company and of CWI 2 since March 2015 and February 2015, respectively, having also served as Chief Accounting Officer of each from March 2012 and May 2014, respectively, to January 2016. He has also served as Chief Financial Officer of WPC since June 2015, having previously served as Chief Accounting Officer since March 2012. Mr. Kader has also served as Chief Financial Officer of CPA®:17 – Global and CPA®:18 – Global since August 2015, having previously served as Chief Accounting Officer of each since March 2012 and September 2012, respectively. Before joining WPC in June 2011, Mr. Kader served as a Director in the Transaction Services practice at PricewaterhouseCoopers LLP (PwC). He joined PwC in 1997 in New York and subsequently spent six years at their offices in Sydney and Brussels, during which time he specialized in advisory services focusing on mergers and acquisitions, capital raising transactions, finance effectiveness, and accounting standards conversions. He is a Certified Public Accountant licensed in the state of New York. Mr. Kader holds a B.E. in Electronics and Communication Engineering from the Manipal Institute of Technology in India, an M.B.A. in Finance from the University of Illinois at Urbana-Champaign and an M.S. in Accounting from Pace University.

THOMAS E. ZACHARIAS
Age: 62

              Mr. Zacharias has served as Chief Operating Officer of the Company and CWI 2 since September 2010 and May 2014, respectively. Mr. Zacharias has also served as Chief Operating Officer of CPA®:17 – Global and CPA®:18 – Global since October 2007 and September 2012, respectively, and of WPC since March 2005 (as head of the Asset Management Department since April 2002). Before joining WPC, Mr. Zacharias was a Senior Vice President of MetroNexus North America, a Morgan Stanley Real Estate Funds Enterprise. Prior to joining MetroNexus in 2000, Mr. Zacharias was a Principal at Lend Lease Development U.S., a subsidiary of Lend Lease Corporation, a global real estate investment management company. Between 1981 and 1998 Mr. Zacharias was a senior officer at Corporate Property Investors, which at the time of its merger into Simon Property Group in 1998 was one of the largest private equity REITs in the United States. Since June 2014, Mr. Zacharias also serves as an independent director of WL Ross Holding Corp., a special purpose acquisition company. He is a member of the Urban Land Institute and NAREIT. Mr. Zacharias received his undergraduate degree, magna cum laude, from Princeton University and a Masters in Business Administration from Yale School of Management.

 BOARD COMMITTEES

              Our Board of Directors has established a standing Audit Committee, comprised of our Independent Directors, and a standing Investment Committee, comprised of all members of the Board of Directors. The Board of Directors does not have standing nominating or compensation committees.

Audit Committee

              The Audit Committee meets on a regular basis at least quarterly and throughout the year as necessary. There were seven meetings held in 2015. The Audit Committee's primary function is to assist the Board of Directors in monitoring the integrity of our financial statements, the compliance with legal and regulatory requirements and independence qualifications, and performance of our internal audit function and Independent Registered Public Accounting Firm, all in accordance with the Audit Committee charter. The Directors who serve on the Audit Committee are all "independent" as defined in our Bylaws, the New York Stock Exchange listing standards and applicable rules of the SEC. The Audit Committee is currently comprised of Charles S. Henry, Michael D. Johnson, William H. Reynolds, Jr. and Robert E. Parsons, Jr. (Chairman). Our Board of Directors has determined that Mr. Parsons, an Independent Director, is a "financial expert" as defined in Item 407 of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act"). Our Board of Directors has adopted a formal written charter for the Audit Committee, which can be found on our website (www.careywatermark.com) in the "Investor Relations – Corporate Governance" section.

Investment Committee

              All members of the Board of Directors are also members of the Investment Committee. Before a property is acquired, the transaction is reviewed by the Investment Committee to ensure that it satisfies our investment criteria. The Investment Committee is not directly involved in originating or negotiating potential investments, but instead functions as a separate and final step in the investment process.

 REPORT OF THE AUDIT COMMITTEE

              The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any previous or future filings under the Securities Act or the Exchange Act except to the extent that we incorporate it by specific reference.

              The Audit Committee reports as follows with respect to the audit of CWI 1's fiscal 2015 audited financial statements.

              The Audit Committee held seven regularly scheduled meetings during 2015.

              The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2015 with the management of CWI 1.

              Management is responsible for the financial reporting process and preparation of the quarterly and annual consolidated financial statements, including maintaining a system of internal controls over financial reporting and disclosure controls and procedures. The Audit Committee is directly responsible for the appointment, compensation, retention, oversight and termination of the Company's outside or external auditors, PricewaterhouseCoopers LLP, an Independent Registered Public Accounting Firm. The Independent Registered Public Accounting Firm is responsible for auditing the annual consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. The Audit Committee reviews the performance of the Company's internal audit function and the qualification of its audit personnel. The Audit Committee does not prepare financial statements or conduct audits.

              The Audit Committee has discussed with the Independent Registered Public Accounting Firm the matters required to be discussed by Auditing Standard No. 16 as adopted by the Public Company Accounting Oversight Board, or PCAOB, in Rule 3200T. The Audit Committee has received written disclosures and the letter from the Independent Registered Public Accounting Firm required by the applicable requirements of the PCAOB regarding the Independent Registered Public Accounting Firm's communication with the Committee concerning independence and has discussed with the Independent Registered Public Accounting Firm its independence from CWI 1. Based on review and discussions of CWI 1's audited financial statements with management and discussions with the Independent Registered Public Accounting Firm, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2015 be included in the Annual Report on Form 10-K for filing with the SEC.

Submitted by the Audit Committee:
Robert E. Parsons, Jr., Chairman Charles S. Henry Michael D. Johnson William H. Reynolds, Jr.

Fees Billed By PricewaterhouseCoopers LLP During Fiscal Years 2015 and 2014

              The following table sets forth the approximate aggregate fees billed to CWI 1 during fiscal years 2015 and 2014 by PricewaterhouseCoopers LLP, categorized in accordance with SEC definitions and rules.

	2015	2014
Audit Fees(1)	$1,171,400	$1,400,801
Audit-Related Fees	0	0
Tax Fees(2)	335,534	324,248
All Other Fees	0	0

Total Fees	$1,506,934	$1,725,049

(1)
Audit Fees: this category consists of fees for professional services rendered for the audits of CWI 1's audited 2015 and 2014 financial statements and the review of the financial statements included in the Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30 for each of the 2015 and 2014 fiscal years, as well as other audit services, including SEC registration statement review and the related issuance of comfort letters and consents for 2014 and Form 8-K/A review for 2015.

(2)
Tax Fees: this category consists of fees billed to CWI 1 by PricewaterhouseCoopers LLP for tax compliance and consultation services.

Pre-Approval By Audit Committee

              The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the Independent Registered Public Accounting Firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and is detailed as to the particular service or category of services. The Independent Registered Public Accounting Firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the Independent Registered Public Accounting Firm in accordance with such pre-approval and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

              If a non-audit service is required before the Audit Committee's next scheduled meeting, the Committee has delegated to its Chairman, Mr. Parsons, the authority to approve such services on its behalf, provided that such action is reported to the Committee at its next meeting.

BOARD'S ROLE IN RISK OVERSIGHT AND ITS LEADERSHIP STRUCTURE

              Our advisor is charged with assessing and managing risks associated with our business on a day-to-day basis. We rely on our advisor's internal processes to identify, manage and mitigate material risks and to communicate with our Board of Directors. The Board of Directors' role is to oversee the advisor's execution of these responsibilities and to assess the advisor's approach to risk management on our behalf. The Board of Directors exercises this role periodically as part of its regular meetings and through meetings of its Audit Committee. The Board of Directors and the Audit Committee receive reports at their regular meetings from representatives of our advisor on areas of material risk to CWI 1, including operational, financial, legal, regulatory, strategic and reputational risk, in order to review and understand risk identification, risk management and risk mitigation strategies.

              We maintain separate roles for our Chairman of the Board of Directors and Chief Executive Officer in recognition of the differences between the two roles. We believe this leadership structure is currently in the best interests of the Company and our stockholders, is appropriate given the particular expertise and strengths of our Chairman and Chief Executive Officer, and allows the individuals to focus on their primary roles. Our Chief Executive Officer, who is also the Chief Executive Officer of our subadvisor, has the general responsibility for implementing the policies of the Company and for the management of the business and affairs of the Company and the day-to-day operations of properties, while our Chairman of the Board's role is to preside over meetings of the full Board of Directors and provide guidance to our Chief Executive Officer regarding the Company's strategy and performance, as well as oversight of the Company's legal, accounting, regulatory and other compliance requirements. Our Independent Directors meet regularly in executive session and maintain an open line of communication with our Chairman and our Chief Executive Officer.

              During 2015, Trevor P. Bond was the Chairman of our Board of Directors. On February 10, 2016, Mr. Bond resigned from his position as a member of our Board of Directors in connection with his resignation as Chief Executive Officer and as a member of the Board of Directors of WPC. On April 5, 2016, the Board of Directors appointed Mark J. DeCesaris to serve as Chairman and a member of the Board.

              Our Board believes that its current leadership structure – separate roles for our Chairman of the Board and Chief Executive Officer – combined with actively involved Independent Directors provides effective corporate governance at the Board level and independent oversight of both our Board of Directors and our advisor.

BOARD MEETINGS AND DIRECTORS' ATTENDANCE

              There were six regular Board of Directors meetings, two additional Board of Directors meetings, and seven Audit Committee meetings held in 2015, and each Director attended at least seventy-five percent of the aggregate Audit Committee meetings and Board meetings held during the year while he was a Director. The Board of Directors of CWI 1 does not have standing nominating or compensation committees. Although there is no specific policy regarding Director attendance at meetings of stockholders, Directors are invited and encouraged to attend. All Directors attended the 2015 annual meeting of stockholders held on June 17, 2015.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS – FISCAL 2015

              We have no employees. Day-to-day management functions are performed by our advisor. Our advisor has appointed CWA, LLC as our subadvisor. Our subadvisor provides services to the advisor primarily relating to acquiring, managing, financing and disposing of our assets and overseeing the independent property operators that manage the day-to-day operations of our properties. In addition, the subadvisor provides us with the services of Michael G. Medzigian, our Chief Executive Officer, during the term of the subadvisory agreement entered into between our advisor and our subadvisor, subject to the approval of our Independent Directors. We have not paid, and do not intend to pay, any annual compensation to our Executive Officers. We do not reimburse our advisor for compensation or benefits paid to any of our other Executive Officers. We reimburse our advisor for the services of personnel other than our Executive Officers that provide administrative services to us. We also reimburse our advisor, who in turn reimburses our subadvisor, for $200,000 annually ($250,000 prorated for the period from January 1, 2015 to February 7, 2015, the period before CWI 2 began operations) of compensation paid by the subadvisor to Mr. Medzigian in respect of services provided to us. Please see the section titled "Certain Relationships and Related Transactions" for a description of the contractual arrangements between us and our advisor and its affiliates, and between our advisor and subadvisor.

              In addition, we have adopted two stock incentive plans: the CWI 2010 Equity Incentive Plan (the "Incentive Plan") and the CWI Directors' Incentive Plan – 2010 Equity Incentive Plan (the "Directors' Incentive Plan"). The purpose of the two stock incentive plans is to attract and retain the services of experienced and qualified individuals who are acting on our behalf, in a way that aligns their interests with those of our stockholders. Awards under the two stock incentive plans are in the form of restricted stock units ("RSUs") and are limited in amount, on a combined basis, to 4% of the issued and outstanding shares of our common stock (on a fully diluted basis, including those issued and outstanding under the two stock incentive plans) at the time of award of the RSUs, subject to a ceiling of 4,000,000 shares. The stock incentive plans are administered by our Independent Directors, as the "Plan Administrator." When making decisions regarding awards under the Incentive Plan, the Plan Administrator considers various factors, including the incentive compensation payable to our advisor under the advisory agreement. The Plan Administrator may impose conditions on the transfer of RSUs received under the two stock incentive plans, and may impose other restrictions and requirements as it may deem appropriate. The Plan Administrator will also establish, as to each RSU issued under the two stock incentive plans, the terms and conditions upon which the restrictions on those shares shall lapse.

              Pursuant to the Incentive Plan, as amended, awards may be granted to our officers, officers and employees of our subadvisor who perform services on our behalf, and to non-Director members of CWI 1's investment committee, if any. The Directors' Incentive Plan is for members of our Board of Directors who are not our employees or employees of WPC or Watermark Capital Partners. In 2015, 29,370 RSUs, which vest over three years, were awarded under the Incentive Plan and 17,475 RSUs, which fully vested upon grant, were awarded under the Directors' Incentive Plan.

              CWI 1 pays to each of its Directors who are not officers an aggregate annual cash retainer of $35,000 and an aggregate annual grant of $45,000 of RSUs that are fully vested (valued based upon the most recently published estimated net asset value per share ("NAV") or our offering price of $10.00 per share during our follow-on offering). In addition, the Chairman of our Audit Committee receives an additional cash retainer of $5,000. An aggregate annual cash retainer of $10,000 was paid for service on the Investment Committee through 2015 and beginning in 2016 a retainer is no longer being paid. In addition, each non-employee Director receives an award of 1,000 RSUs, which fully vest upon grant, when he or she joins the Board of Directors.

              The table below sets forth the amount of compensation received by CWI 1's Directors in 2015. Trevor P. Bond, our Chairman in 2015, and Mr. Medzigian, our Chief Executive Officer, did not receive compensation for serving as Directors.

2015 Director Compensation Table

Director	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Charles S. Henry	$45,000	$45,000	$1,223	$91,223
Michael D. Johnson	45,000	45,000	1,223	91,223
Robert E. Parsons, Jr.	50,000	45,000	1,232	96,232
William H. Reynolds, Jr.	45,000	45,000	1,223	91,223

	$185,000	$180,000	$4,901	$369,901

(1)
Amounts in the "Stock Awards" column reflect the aggregate grant date fair value of awards of shares of our common stock granted for 2015, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation, related to the annual grant of $45,000 of shares of common stock, which occurred on June 25, 2015, the date of the 2015 Annual Meeting. The grant date fair value of each RSU was $10.00, the offering price in our follow-on offering.

(2)
All Other Compensation reflects dividends paid during 2015 on the shares underlying the RSUs set forth in the table. The dividends for the quarter ended December 31, 2015 were paid in January 2016.

 BOARD REPORT ON EXECUTIVE COMPENSATION

              SEC regulations require the disclosure of the compensation policies applicable to Executive Officers in the form of a report by the compensation committee of the Board of Directors (or a report of the full Board of Directors in the absence of a compensation committee). As noted above, CWI 1 has no employees, paid no direct compensation and our Board made no executive compensation decisions during 2015. As a result, CWI 1 has no compensation committee and the Board of Directors has not considered a compensation policy for employees and has not included a report with this Proxy Statement. Please see the section titled "Certain Relationships and Related Transactions" for details regarding reimbursements to WPC, Watermark Capital Partners and their respective affiliates of personnel expenses pursuant to the advisory and subadvisory agreements.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

              As noted above, CWI 1's Board of Directors has not appointed a compensation committee. None of the members of CWI 1's Board of Directors are involved in a relationship requiring disclosure as an interlocking Executive Officer/Director, under Item 404 of Regulation S-K, or as a former officer or employee of CWI 1.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

              "Beneficial Ownership" as used herein has been determined in accordance with the rules and regulations of the SEC and is not to be construed as a representation that any of such shares are in fact beneficially owned by any person. We know of no stockholder who beneficially owned more than 5% of the outstanding shares.

              The following table shows how many shares of CWI 1's common stock were owned, as of March 31, 2016, by the Directors and Named Executive Officers, which under SEC Regulations consists of our Chief Executive Officer and our Chief Financial Officer. Directors and Named Executive Officers who owned no shares are not listed in the table. The business address of the Directors and Named Executive Officers listed below is the address of our principal executive office, 50 Rockefeller Plaza, New York, NY 10020.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class
Michael G. Medzigian	76,188	*
Charles S. Henry	13,470	*
Michael D. Johnson	13,470	*
Robert E. Parsons, Jr	14,937	*
William H. Reynolds, Jr.	13,470	*
All Directors and Executive Officers as a Group (8 Individuals)	132,692	*

*
Less than 1%

(1)
Share amounts may not sum to total due to rounding of fractional shares.

 EQUITY COMPENSATION PLAN INFORMATION

              The following table presents information regarding our equity compensation plans as of December 31, 2015:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders	74,305(1)	0(2)	3,805,469(3)
Equity compensation plans not approved by security holders	0	0	0

	74,305(1)	0(2)	3,805,469(3)

(1)
Reflects unvested RSUs granted under the Incentive Plan.

(2)
All RSUs are settled in shares of common stock on a one-for-one basis and accordingly do not have a weighted-average exercise price.

(3)
Awards under the Incentive Plan and the Directors' Incentive Plan are limited in amount, on a combined basis, to 4% of the issued and outstanding shares of our common stock (on a fully diluted basis, including those issued and outstanding under the two stock incentive plans) at the time of award of the RSUs, subject to a ceiling of 4,000,000 shares.

CODE OF ETHICS

              CWI 1's Board of Directors has adopted a Code of Ethics that sets forth the standards of business conduct and ethics applicable to all of our officers, including our Executive Officers and Directors. This code is available on the Company's website (www.careywatermark.com) in the "Investor Relations – Corporate Governance" section. We also intend to post amendments to or waivers from the Code of Ethics at this location on the website.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

              During 2015, Trevor P. Bond was the Chairman of our Board of Directors; he also served as the Chief Executive Officer, President (until June 18, 2015) and a Director of WPC, the parent company of our advisor. On February 10, 2016, Mr. Bond resigned from his position as a member of our Board of Directors in connection with his resignation as Chief Executive Officer and as a member of the Board of Directors of WPC. On the same date, Mark J. DeCesaris succeeded Mr. Bond as Chief Executive Officer and as a member of the Board of Directors of WPC. Mr. DeCesaris joined our Board of Directors as Chairman on April 5, 2016. During 2015, we retained our advisor, pursuant to an advisory agreement, to provide advisory services in connection with managing our overall portfolio, including providing oversight and strategic guidance to the independent property operators that manage our properties. In addition, for the services provided to CWI 1, the advisor earns an annual asset management fee equal to 0.50% of the aggregate average market value of our investments. Asset management fees are payable in cash or shares of our stock, or a combination of both, at the option of the advisor. For 2015, we incurred asset management fees due to the advisor totaling approximately $11.8 million, which was settled in cash. Carey Watermark Holdings, LLC ("Carey Watermark Holdings"), an affiliate of the advisor, will also receive 10% of distributions of available cash of the operating partnership of CWI 1 and a subordinated interest of 15% of the net proceeds from the sale, exchange or other disposition of operating partnership assets. Carey Watermark Holdings received distributions totaling approximately $7.1 million during 2015.

              In addition, in return for performing services related to CWI 1's investment acquisitions, the advisor is paid acquisition fees of 2.5% of the total investment cost of the properties acquired and loans originated by us (not to exceed 6% of the aggregate contract purchase price of all investments and loans). During 2015, we paid the advisor approximately $17.7 million in acquisition fees. The advisor also receives disposition fees of up to 1.5% of the contract sales price of a property. No disposition fees were incurred during 2015. We will also pay the advisor a loan refinancing fee of up to 1% of a refinanced loan, if certain conditions described in our prospectus are met. In 2015, we paid the advisor approximately $0.5 million in refinancing fees.

              Pursuant to the advisory agreement, commencing in the first quarter of 2014, we began reimbursing our advisor for the actual cost of personnel allocable to their time devoted to providing administrative services to us, as well as rent expense, which totaled approximately $7.3 million for the year ended December 31, 2015. Prior to the first quarter of 2014, our advisor was entitled to, but did not seek reimbursement from, us for these expenses. For the year ended December 31, 2015, these reimbursements were settled in cash at the election of our advisor.

              Our subadvisor provides services to the advisor, primarily relating to acquiring, managing, financing and disposing of our assets and overseeing the independent property operators that manage the day-to-day operations of our properties. The subadvisor is an Illinois limited liability company and wholly-owned subsidiary of Watermark Capital Partners, an Illinois limited liability company of which our Chief Executive Officer, Mr. Medzigian, is the Chairman and Managing Partner. Pursuant to the subadvisory agreement between our advisor and the subadvisor, the advisor pays 20% of the aforementioned fees earned under the advisory agreement to the subadvisor. In addition, during 2015, we paid approximately $2.1 million of personnel and overhead reimbursements to the advisor to be reimbursed to the subadvisor, including approximately $0.2 million with respect to Mr. Medzigian. In addition, the subadvisor owns a 20% interest in Carey Watermark Holdings.

              As discussed above, CWI 1 was liable for expenses incurred in connection with the offering of its securities, which closed on December 31, 2014. Offering expenses were deducted from the gross proceeds of CWI 1's public offerings. Total organization and offering expenses, including underwriting compensation, did not exceed 15% of the gross proceeds of CWI 1's offerings. Pursuant to the dealer manager agreement between Carey Financial, an affiliate of WPC and CWI 1, Carey Financial received selling commissions of up to $0.70 per share sold and a dealer fee of up to $0.30 per share sold. Carey Financial re-allowed all selling commissions to selected dealers participating in the offering and may have re-allowed a portion of the dealer manager fee to the selected dealers. Carey Financial used any retained portion of the dealer manager fee to cover other underwriting costs incurred in connection with the offering. Total underwriting compensation paid in connection with the offerings, including selling commissions, the dealer manager fee and reimbursements made by Carey Financial to selected dealers, did not exceed the limitations prescribed by the Financial Industry Regulatory Authority, Inc. The limit on underwriting compensation is currently 10% of gross offering proceeds. CWI 1 also reimbursed Carey Financial for reasonable bona fide due diligence expenses incurred, which were supported by a detailed and itemized invoice. Such reimbursements were subject to the limitations on organization and offering expenses described above. We also reimbursed our advisor or one of its affiliates for other organization and offering expenses (including, but not limited to, filing fees and legal, accounting, printing and escrow costs associated with preparing the registration and offering of our securities). Our advisor agreed to be responsible for the payment of organization and offering expenses (excluding selling commissions and dealer manager fees) that exceeded 2% of the gross offering proceeds for our initial public offering and 4% of the gross proceeds of our follow-on offering. Through December 31, 2015, our advisor incurred organization and offering costs on our behalf related to our follow-on offering of approximately $3.5 million, all of which we have repaid as of December 31, 2015.

              We own interests in property-owning entities ranging from 47% to 97%, with the remaining interests held by CWI 2 and other unaffiliated third parties. In January 2013, our Board of Directors and the Board of Directors of WPC approved unsecured loans to us of up to $50.0 million, in the aggregate, at a rate equal to the rate at which WPC is able to borrow funds under its senior unsecured credit facility for the purpose of facilitating acquisitions approved by our investment committee that we might not otherwise have sufficient available funds to complete. In September 2014, the loan amount was increased to an aggregate of $75.0 million available to us and our affiliate CWI 2; and in April 2015, the aggregate amount was increased to $110.0 million. Any such loans were made solely at the discretion of WPC's management. During 2015, we borrowed $25.0 million from WPC, all of which was repaid as of December 31, 2015. As of December 31, 2015, we no longer have access to these unsecured loans from WPC.

Policies and Procedures With Respect to Related Party Transactions

              All of the transactions that we enter into with related persons, such as our Directors, Officers, and their immediate family members, must be, after disclosure of such affiliation, approved or ratified by a majority of our Directors (including a majority of Independent Directors) who are not otherwise interested in the transaction. In addition, such Directors and Independent Directors must determine that (i) the transaction is in all respects on such terms as, at the time of the transaction and under the circumstances then prevailing, fair and reasonable to our stockholders, and (ii) the terms of such transaction are at least as favorable as the terms then prevailing for comparable transactions made on an arm's-length basis. In addition, our Charter provides that we may purchase or lease an asset or assets from WPC, our advisor, the subadvisor, our Directors or their respective affiliates if a majority of our Directors (including a majority of Independent Directors) not otherwise interested in the transaction determines that: (a) such transaction is fair and reasonable to us and at a price equal to the cost of the asset to WPC, our advisor, our subadvisor, our Directors or their respective affiliates, or (b) if the price to us is in excess of such cost, that a substantial justification for such excess is reasonable.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

              Section 16(a) of the Exchange Act requires that our Directors, Executive Officers and any persons who are the beneficial owners of more than 10% of our shares file reports of their ownership and changes in ownership of our shares with the SEC and to furnish us with copies of all such Section 16 reports that they file. Based upon a review of the copies of such reports furnished to us as filed with the SEC and other written representations that no other reports were required to be filed during the year, we believe that our Directors and Executive Officers were in compliance with the reporting requirements of Section 16(a) during 2015 and know of no stockholder who beneficially owned more than 10% of our stock.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

              From CWI 1's inception, we have engaged the firm of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm. The Audit Committee has approved the engagement of PricewaterhouseCoopers LLP as the Company's auditors for 2016. PricewaterhouseCoopers LLP also serves as auditor for each of WPC, CPA®:17 – Global, CPA®:18 – Global, CWI 2, CCIF, CCIF-I and CCIF 2016 T. A representative of PricewaterhouseCoopers LLP will be available at the Annual Meeting to make a statement, if he or she desires to do so, and to respond to appropriate questions from stockholders.

              Although stockholder ratification of PricewaterhouseCoopers LLP's appointment is not required by the Articles, the Bylaws or otherwise, the Board of Directors is submitting the ratification of PricewaterhouseCoopers LLP's appointment for the year 2016 to the Company's stockholders. If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP as the Company's Independent Registered Public Accounting Firm for the year 2016, but will not be obligated to terminate the appointment. Even if the stockholders ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee in its discretion may direct the appointment of a different Independent Registered Public

Accounting Firm at any time during the year if the committee determines that such a change would be in the Company's interests.

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF PROPOSAL TWO.

STOCKHOLDER COMMUNICATIONS

              The Board of Directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters and subject to any required assistance or advice from legal counsel, Ms. Susan C. Hyde, Secretary, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the Directors as she considers appropriate. This monitoring process has been approved by our Independent Directors.

              We must receive at our principal executive offices any proposal that a stockholder intends to present at CWI 1's 2017 Annual Meeting no later than January 2, 2017 in order to be included in CWI 1's Proxy Statement and form of proxy relating to the 2017 Annual Meeting pursuant to SEC Rule 14a-8 under the Exchange Act.

              In addition, nominations by stockholders of candidates for Director or proposals of other business by stockholders, whether or not intended to be included in our proxy materials, must be submitted in accordance with our Bylaws in order to be considered at our 2017 Annual Meeting. Our Bylaws currently provide that, in order to bring any business or nominations before an annual meeting of stockholders, the stockholder must give timely notice of such nomination or proposal in writing to the Secretary of CWI 1. To be timely, a stockholder's notice must contain all the information set forth in Section 11 of Article II of our Bylaws and be delivered to the Secretary of CWI 1 at the principal executive offices of CWI 1 not earlier than 150 days nor later than 5:00 p.m., New York City Time, on the 120th day prior to the first anniversary of the mailing of the notice for the preceding year's annual meeting (unless the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the preceding year's annual meeting, in which case the notice must be delivered to our Secretary not earlier than 150 days prior to the date of the annual meeting and not later than 5:00 p.m., New York City Time, on the later of the 120th day prior to the date of the annual meeting or the tenth day following the day on which public announcement of the date of the meeting is first made). Accordingly, under our current Bylaws, a stockholder nomination or proposal intended to be considered at the 2017 Annual Meeting must be received by us no earlier than December 3, 2016 and not later than January 2, 2017. Our Secretary will provide a copy of our Bylaws upon written request and without charge.

              Stockholders and other interested persons who wish to send communications on any topic to the Board of Directors should address such communications in care of Ms. Susan C. Hyde, Secretary, Carey Watermark Investors Incorporated, 50 Rockefeller Plaza, New York, NY 10020.

VIEW MATERIALS & VOTE w SCAN TO CAREY WATERMARK INVESTORS INCORPORATED ATTN: INVESTOR RELATIONS 50 ROCKEFELLER PLAZA FL 2 NEW YORK, NY 10020 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E10743-P78979 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. CAREY WATERMARK INVESTORS INCORPORATED The Board of Directors recommends you vote FOR the following Directors to serve until the 2017 annual meeting: 1. Election of Directors Nominees: 01) Mark J. DeCesaris 02) Charles S. Henry 03) Michael D. Johnson 04) Michael G. Medzigian 05) Robert E. Parsons, Jr. 06) William H. Reynolds, Jr. For Withhold For All AllAllExcept ! ! ! The Board of Directors recommends that you vote FOR the following proposal: For Against Abstain ! ! ! 2.Ratification of Appointment of PricewaterhouseCoopers LLP as the Company's Independent Registered Public Accounting Firm for 2016. NOTE: Such other matters as may properly come before the meeting at the discretion of the proxy holders. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com. E10744-P78979 CAREY WATERMARK INVESTORS INCORPORATED Annual Meeting of Stockholders June 14, 2016 This proxy is solicited by the Board of Directors The undersigned stockholder of Carey Watermark Investors Incorporated, a Maryland corporation (the "Company"), appoints Thomas E. Zacharias and Susan C. Hyde, and each of them, with full power of substitution, as proxy to attend the Annual Meeting of Stockholders of the Company to be held at Carey Watermark Investors Incorporated's executive offices, 50 Rockefeller Plaza, New York, New York 10020, on June 14, 2016, at 2:00 p.m., local time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting. Continued and to be signed on reverse side